EXHIBIT 10.3

THIS AGREEMENT is made the 26th day of July 2004

B E T W E E N :-

1)	The Company specified in the Schedule hereto ("the Company")

and

2)	The person specified in the Schedule hereto ("the Officer")

3)	The Owner specified in the Schedule hereto (“the Owner”)

W H E R E A S :-

(A)	The Company carries on the business shown in the Schedule hereto ("the Business") from the premises shown in the Schedule hereto ("the Premises")

(B)	It has been agreed that the Company will employ the Officer who will serve the Company upon the terms and conditions hereinafter contained

NOW IT IS HEREBY AGREED as follows:-

1.

THE Company will employ the Officer and the Officer will serve the Company in accordance with his job title and specific responsibilities detailed in the Schedule hereto at the Premises/or such other place of work and subject to the directions of the Owner, its authorised agents and representatives of the Company

2.

THE Officer hereby agrees that he will devote all of his time and attention and give his best effort and skills exclusively to the Business and interests of the Company and that he will perform such services in and about such business of the Company as may from time to time be assigned to him and will do his utmost to further enhance and develop the best interests and welfare of the Company in all respects

3.	THE Officer's date of commencement of employment is shown in the Schedule hereto and his employment will continue until termination as hereinafter provided.

4.	THE remuneration of the Officer per annum is shown in the Schedule hereto

5.

THE Officer will be required to carry out his duties when and where required by the Owner hereunder from Monday to Friday (inclusive) during normal working hours of the Business and such further time as the Company will reasonably require The parties acknowledge that the Officer has autonomous decision-taking powers and that he is able to determine the duration of his own working time, and that, as a result, the exemptions available in Regulation 20 of the Working Time Regulations 1998 will apply

6.

DURING the continuance of his employment hereunder the Officer will devote his whole time and attention to the Business of the Company and will do all in his power to promote, develop, extend and represent the Business of the Company and will at all times and in all respects conform to and comply with the directions and regulations made by the Owner Board or Superior Officers of the Company and also will not without the previous consent in writing of the Owner and or Director duly authorised by Resolution of the Board:-

(1)	engage in any other business or

(2)	be concerned or interested in any other business of a similar nature to or competitive with that carried on by the Company

8.

THE Officer will (in addition to the usual Public and Bank Holidays) be entitled to the number of weeks holiday in each year shown in the Schedule hereto such holiday to be taken at a time or times convenient to the Company. No more than two weeks holiday may be taken at any one time unless the Officer has obtained approval of a Owner or a Director. The Company's holiday year begins on 1 January and no holiday entitlement may be carried forward from one year to another but must be taken in the appropriate year. For service of less than one year holiday entitlement will accrue pro rata the number of calendar months of service completed

9.	THE employment of the Officer hereunder will be determined forthwith by the Company without payment in lieu of notice if:-

	(1)	he is guilty of any gross default or misconduct in connection with or affecting the Business of the Company or any breach or non-observance of any of the terms and conditions herein contained;

	(2)	he becomes bankrupt;

	(3)	he shall be convicted of an indictable offence other than an offence under the Road Traffic Acts;

(4)

he shall have been unable to fulfil his duties hereunder through illness or mental disability or other cause for an aggregate period exceeding 2 weeks in any period of 13 weeks or a consecutive period of 3 weeks;

	(5)	while he is a patient within the meaning of the Mental Health Act 1983;

10.	THE Officer acknowledges that he will appear on the Company's burglar alarm keyholder list and if called upon by the police will attend the Premises to neutralise the alarm

11.	THE Officer hereby agrees and undertakes with the Company that he will not either solely or jointly with or as employee or agent for any other person or firm either directly or indirectly:-

(1)

Reveal to any person firm company or third party whatsoever any of the trade secrets secret or confidential operations process of dealings or any other information concerning the organisation business finances transactions affairs suppliers or customers of the Company which may come to his knowledge and will keep with complete secrecy all confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company or its Business or may be likely to do so. This restriction will continue to apply after the termination of this Agreement without limit in point of time

(2)

Within a period of six months after the termination of this Agreement (howsoever caused) in connection with any business similar to that carried on by the Company at the date of such termination solicit the custom of or deal with any person firm or company who at any time during the three years preceding such termination (or the Officer's employment hereunder whichever is the shorter) has been an Agent or Client of the Company or entice employees of the Company to be employed by him or to employ any person firm or company who at any time during the three years preceding such termination has been an employee of the Company

(3)

Forthwith upon the termination of this Agreement (howsoever caused) deliver to the Company all documents including correspondence lists of customers notes memoranda plans drawings and other documents of what-so-ever nature made or compiled by him and concerning the business finances dealings transactions products or affairs of the Company. For the avoidance of doubt it is hereby declared that the property in all such documents as aforesaid shall at all times be vested in the Company

(4)

For a period of six months after the termination of this Agreement (howsoever caused) be concerned or engaged or interested in a business similar to that carried on by the Company whether on his own account or in partnership or as an agent or employee for any other person firm or company whatsoever within a radius of one mile of the Premises

(5)

Each of the above sub-clauses is given as a separate and distinct agreement and the invalidity or unenforceability of any one or more of the sub-clauses will not affect the validity or enforceability of the remainder

12.1

THE Officer AGREES that any invention discovery design or improvement made by him at any time since the commencement of his employment with the Company and/or during the continuance of his appointment hereunder and in any way connected with the Business or applicable to the products manufactured and/or sold by or the methods of manufacture of such products by the Company belongs to the Company and that he will forthwith disclose the same to the Company and that:-

	(i)	he will not without the written consent of the Company apply for Letters Patent in the United Kingdom or in any part of the world for any invention discovery design or improvement so made by him;

(ii)

he will if and whenever required so to do by the Company apply as nominee of the Company or join with it in applying for Letters Patent in the United Kingdom or in any other part of the world for any invention discovery design or improvement so made by him as the Company shall in its sole discretion decide and will at all times sign all such documents and do all such things as may be requisite and desirable to vest the said Letters Patent when granted and all the rights title and interest to and in the same in the Company absolutely as sole beneficial owner or as the Company may direct

12.2

The Company will pay all expenses in connection with such applications for Letters Patent made by the Officer as nominee for or jointly with the Company pursuant to sub- clause (i) hereof and will hold him indemnified against all liabilities in connection with or arising out of such applications or Letters Patent when granted

12.3

The expression "Letters Patent" in this Agreement shall mean and include letters patent brevet d'intervention petty patent gebrauchmuster utility model design registration or any other form of protection for any invention discovery design or improvement that can be obtained in the United Kingdom or in any other part of the world

13.

PURSUANT to Section 3(1)(b)(ii) of the Employment Rights Act 1996 ("the Act") the Company hereby notifies the Officer should he have any grievance relating to his employment he should give notice in writing to the Board or their nominee for the time being setting out the details of such grievance. The Board of Directors' decision, or that of their nominee, in relation to such grievance will be final and binding and will be communicated to the Officer in writing

14.

ANY notice hereunder may be served by sending the same through the post addressed in the case of the Company to its registered office for the time being and in the case of the Officer to his aforesaid address or such other address as he will have given to the

Company for service upon him. Any notice served pursuant to this Clause shall be deemed to have been served twenty four hours after the time of posting by first class mail and service thereof shall be sufficiently proved by proving that the notice was duly dispatched through the post in a prepaid envelope addressed as aforesaid

15.	THE employment of the Officer will also be subject to the terms set out in paragraph 2 of the Schedule hereto which is added in accordance with the requirements of the Act

16.

The Owner shall indemnify and hold harmless the Officer from and against any judgments, losses, damages, liabilities, costs or expenses of any kind attributable to any employment in the Company arising from: (i) any breach or claimed breach of the Company representations and warranties; (ii) damage to the Company’s products (iii) any lawsuit resulting from disputes with clients or any other third parties (v) any third party claim or action brought against an Indemnified Party alleging that any Products or any portion thereof (a) infringes, misappropriates or violates in any manner, any Intellectual Property Right, right of publicity, right of privacy, moral right, or any other proprietary right of a third party; or (b) contains material or information that is fraudulent, deceptive, misleading, obscene, defamatory, trade libelous, libelous, slanderous, or unlawfully harassing or injurious, or is in violation of personal or property rights, regulation or law, or other common law or statutory rights.

17.	ANY obligation or duty of the Officer in favour of the Company shall likewise be an obligation or duty of the Officer in favour of any associated or subsidiary company of the Company

IN WITNESS whereof these presents have been executed the day and year first above written

SIGNED for and on behalf of
The Company

/s/ Ulrik Debo
______________________________

Signed for and on behalf of
The Owner

/s/ Ulrik Debo
______________________________

SIGNED by the Officer

/s/ Rory Oliver
______________________________

THE SCHEDULE

The Company -	Paper Tradex Europe Ltd whose registered address is at 27 New
Bond Street, London W1S 2RH
The Officer -	Rory Oliver
The Owner -	PaperTradex Inc whose registered address is at PO Box 346,
Corozal Town, Belize, Central America
The Business -	The exploitation and distribution of software technologies
The Premises -	130 Shaftesbury Avenue, London W1D 5EU, United Kingdom

2.	In accordance with Section 1(4) of the Act the following terms of the Officer's employment apply on the date of the Agreement to which this is a schedule

	(a)	Date of commencement of employment with the Company: September 1st , 2004

	(b)	Job title: Managing Director

	(c)	Remuneration: £35,000 per annum paid monthly, plus participation in the Company’s share scheme. The share scheme will be negotiated in a separate agreement.

(d)

Hours of work: 9.00am - 6.00pm, Monday to Friday (inclusive) less one hour for lunch but the Officer may be required to work outside these hours without additional payment at Company's discretion and at such other premises as the Board may direct

	(e)	Holidays: the Officer is entitled to 4 weeks holidays with pay on a pro rata basis during the first year of the employment

	(f)	Specific responsibilities:

		3.1.	Use best effort to ensure the exploitation of the various technologies allocated to the Company
		3.2.	Implement a sales and marketing strategy for the Company
		3.3.	Work with the attorney and accountant to ensure proper company documentation
		3.4.	Ensure adequate cash flow for smooth running of the business
		3.5.	Aim to achieve the targeted profitability as reflected in the budget
		3.6.	Maintain and monitor the service level agreements to ensure adherence to contract
		3.7.	Act in good faith as a employee to the Company in the Company's best interests;
3.8.

Carry out any other duties reasonably required by the Company befitting to the employment status and which are in the Company reasonable opinion complementary to or beneficial for the proper fulfilment of his duties hereunder.

(g)

Sickness or injury: If you are absent from work on a day on which you are required to be available for work you must in the morning of the first day of absence telephone or arrange for a friend or relative to telephone the Board's nominee. If absent for more than one day but less than 7 days a "self-

certificate" must be produced. This will comprise of notification in writing giving wherever possible details of symptoms. If absent for more than 7 days a Doctor's certificate must be produced.

Qualifying days for which statutory sick pay will be payable are days of the working week on which you are required by this Contract to be available for work

The Company operates its own sick pay schemes as well as the SSP scheme and the qualifying periods of service and scale of benefits

Continuous Service	Payment during illness

Up to 6 months	Nil
6-12 months	1 week on full pay
1-4 years	2 weeks on full pay
4 plus years	4 weeks on full pay

The above voluntary payments are inclusive of SSP

Odd days reported sickness will count towards the total paid absence allowed each year

(h)	Notice:

Subject to the provisions of Clause 9

(i)	By the Company and Officer where the employment has lasted:-

1 week – 3 months - 1 week
3 months + - 30 days

In accordance with Section 197(3) of the Act the Officer waives his right or entitlement to any payment under that Act in respect of the termination of his appointment hereunder by effluxion of time

The Officer hereby agrees that no claim or rights shall arise in relation to this Agreement under Section 94 of the Act in respect of the termination of his appointment hereunder by effluxion of time

In the event that the Company provides written notice to the Officer the Company may elect to terminate the employment of the Officer immediately with pay

3.	The following information is supplied pursuant to the Act and reflects the Company's current practice

	(a)	Disciplinary rules - You are subject to the directions of the Board or its nominee

	(b)	Grievance procedure - See Clause 13

	(c)	Appeals procedure - None

	(d)	Pensions - a contracting-out certificate is not in force in respect of this employment - State scheme applies.

	(e)	Union Membership - No restrictions